Exhibit 4.1

SYNCHRONY CARD ISSUANCE TRUST
as Issuer

CLASS A(2026-2) TERMS DOCUMENT
dated as of August 12, 2026

to

SYNCHRONYSERIES INDENTURE SUPPLEMENT
dated as of September 26, 2018

to

AMENDED AND RESTATED MASTER INDENTURE
dated as of May 1, 2018

THE BANK OF NEW YORK MELLON
as Indenture Trustee

Table of Contents

Page

ARTICLE I	DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION	1

Section 1.01	Definitions and Interpretive Matters	1
Section 1.02	Governing Law	3
Section 1.03	Counterparts	3
Section 1.04	Ratification of Indenture and Indenture Supplement	3

ARTICLE II	THE CLASS A(2026-2) NOTES	3

ARTICLE III	ALLOCATIONS, DEPOSITS AND PAYMENTS	5

Section 3.01	Targeted Deposits into the Class A(2026-2) Interest Funding Sub-Account	5
Section 3.02	[Reserved.]	5
Section 3.03	Withdrawals from Class A(2026-2) Interest Funding Sub-Account	5
Section 3.04	Withdrawals from Class A(2026-2) Principal Funding Sub-Account	5
Section 3.05	Payments of Interest and Principal	5

ARTICLE IV	MISCELLANEOUS PROVISIONS	6

Section 4.01	Limitation of Liability	6

THIS CLASS A(2026-2) TERMS DOCUMENT (this “Terms Document”), among the SYNCHRONY CARD ISSUANCE TRUST, a statutory trust created under the laws of the State of Delaware (the “Issuer”), having its principal office at c/o Citibank, N.A., 388 Greenwich Street, New York, New York 10013, and THE BANK OF NEW YORK MELLON, a New York state-chartered bank, as indenture trustee (the “Indenture Trustee”), is made and entered into as of August 12, 2026.

Pursuant to this Terms Document, the Issuer and the Indenture Trustee shall create a new Tranche of SynchronySeries Class A Notes and shall specify the principal terms thereof.

ARTICLE I
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01           Definitions and Interpretive Matters. For all purposes of this Terms Document, except as otherwise expressly provided or unless the context otherwise requires:

(a)           All terms used herein and not otherwise defined herein shall have meanings ascribed to them in the Indenture or the Indenture Supplement. This Terms Document shall be interpreted in accordance with the conventions set forth in Sections 1.01(a) through (g) of the Indenture.

(b)           All terms defined in this Terms Document shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c)           In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture or the Indenture Supplement, the terms and provisions of this Terms Document shall be controlling.

(d)           Each capitalized term defined herein shall relate only to the Class A(2026-2) Notes and no other Tranche of SynchronySeries Notes issued by the Issuer.

(e)           Whenever used in this Terms Document, the following words and phrases shall have the following meanings, and the definitions of such terms and phrases are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the neuter genders of such terms:

“Accumulation Commencement Date” means April 1, 2029; provided, however, that if the Accumulation Period Length for the Class A(2026-2) Notes is more or less than the Initial Accumulation Period Length for the Class A(2026-2) Notes, the Accumulation Commencement Date for the Class A(2026-2) Notes will be the date determined pursuant to the definition of “Accumulation Commencement Date” in the Indenture Supplement.

“Benefit Plan” means an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, a “plan” defined in and subject to Section 4975 of the Internal Revenue Code or an entity or account deemed to hold “plan assets” of any of the foregoing.

“Class A(2026-2) Note” means any Note, substantially in the form set forth in Exhibit A-1 to the Indenture Supplement, designated therein as a Class A(2026-2) Note and duly executed and authenticated in accordance with the Indenture.

“Class A(2026-2) Noteholder” means a Person in whose name a Class A(2026-2) Note is registered in the Note Register.

“Class A(2026-2) Termination Date” means the earliest to occur of (a) the Principal Payment Date on which the Outstanding Dollar Principal Amount of the Class A(2026-2) Notes is paid in full, (b) the Legal Maturity Date and (c) the date on which the Indenture is discharged and satisfied pursuant to Article V thereof.

“Controlled Accumulation Amount” means $333,333,333.34; provided, however, if the Accumulation Period Length is determined to be more or less than twelve months pursuant to Section 3.11(b)(ii) of the Indenture Supplement, the Controlled Accumulation Amount for any Transfer Date with respect to the Class A(2026-2) Notes will be the amount specified in the definition of “Controlled Accumulation Amount” in the Indenture Supplement; provided, further, that the Controlled Accumulation Amount for any Monthly Period shall not exceed the Outstanding Dollar Principal Amount for the Class A(2026-2) Notes minus the amount on deposit in the Class A(2026-2) Principal Funding Sub-Account.

“Indenture” means the Amended and Restated Master Indenture, dated as of May 1, 2018, as amended, between the Issuer and the Indenture Trustee, as supplemented by Supplement No. 1 to Amended and Restated Master Indenture, dated as of May 20, 2024.

“Indenture Supplement” means the SynchronySeries Indenture Supplement, dated as of September 26, 2018, between the Issuer and the Indenture Trustee, as amended or supplemented from time to time.

“Initial Dollar Principal Amount” means $1,000,000,000.

“Interest Payment Date” means September 15, 2026 and the 15th day of each month thereafter, or if such 15th day is not a Business Day, the next succeeding Business Day.

“Interest Period” means, with respect to any Interest Payment Date, the period from and including the previous Interest Payment Date (or in the case of the initial Interest Payment Date, from and including the Issuance Date) to but excluding such Interest Payment Date.

“Issuance Date” means August 12, 2026.

“Legal Maturity Date” means the July 2032 Interest Payment Date.

“Note Interest Rate” means a rate per annum equal to 4.69%.

“Paying Agent” means Indenture Trustee.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 3.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Scheduled Principal Payment Date” means the July 2029 Interest Payment Date.

“Similar Law” means any local, state or other laws that are similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.

“Stated Principal Amount” means $1,000,000,000.

Section 1.02           Governing Law. THIS TERMS DOCUMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401(1) OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS THEREOF).

Section 1.03           Counterparts. This Terms Document may be executed in any number of counterparts, including by e-signature, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

Section 1.04           Ratification of Indenture and Indenture Supplement. As supplemented by this Terms Document, each of the Indenture and the Indenture Supplement is in all respects ratified and confirmed and the Indenture as so supplemented by the Indenture Supplement as so supplemented by this Terms Document shall be read, taken and construed as one and the same instrument.

[END OF ARTICLE I]

ARTICLE II
THE CLASS A(2026-2) NOTES

Section 2.01           Creation and Designation. There is hereby created a Tranche of SynchronySeries Class A Notes to be issued pursuant to the Indenture and the Indenture Supplement to be known as the “SynchronySeries Class A(2026-2) Notes.”

Section 2.02           Form of Delivery of Class A(2026-2) Notes; Depository; Denominations.

(a)           The Class A(2026-2) Notes shall be delivered in the form of a Global Note as provided in Sections 2.02 and 3.01(g) of the Indenture.

(b)           The Depository for the Class A(2026-2) Notes shall be The Depository Trust Company, and the Class A(2026-2) Notes shall initially be registered in the name of Cede & Co., its nominee.

(c)           The Class A(2026-2) Notes will be issued in minimum denominations of $10,000 and integral multiples of $1,000 in excess of $10,000.

Section 2.03           Delivery and Payment for the Class A(2026-2) Notes. The Issuer shall execute and deliver the Class A(2026-2) Notes to the Indenture Trustee for authentication, and the Indenture Trustee shall deliver the Class A(2026-2) Notes when authenticated, each in accordance with Section 3.03 of the Indenture.

Section 2.04           Specification of SynchronySeries Subordinated Transferor Amount. As of the date of this Terms Document, after giving effect to the issuance of the Class A(2026-2) Notes but prior to any adjustments pursuant to the terms of the Indenture Supplement, the SynchronySeries Subordinated Transferor Amount will equal $2,020,270,271.

Section 2.05           ERISA.

(a)           By its acquisition of a Class A(2026-2) Note (or interest therein), each purchaser and transferee (and its fiduciary, if applicable) will be deemed to represent and warrant that either (i) it is not acquiring and will not hold such Note (or interest therein) with the assets of a Benefit Plan or other plan that is subject to Similar Law or (ii) (A) its acquisition and holding of such Note (or interest therein) will not give rise to a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Internal Revenue Code or a violation of Similar Law and (B) at the time of acquisition, such Note is rated at least “BBB-” or its equivalent by a nationally recognized statistical rating agency and such Note has not been characterized as other than indebtedness under applicable local law.

(b)           In lieu of the ERISA legend in the SynchronySeries Indenture Supplement, dated as of May 1, 2018, the following will apply:

BY ACQUIRING THIS NOTE (OR ANY INTEREST HEREIN), EACH PURCHASER AND TRANSFEREE (AND, ITS FIDUCIARY, IF APPLICABLE) WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (A) IT IS NOT ACQUIRING AND WILL NOT HOLD THIS NOTE (OR INTEREST HEREIN) WITH THE ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “INTERNAL REVENUE CODE”), AN ENTITY OR ACCOUNT DEEMED TO HOLD PLAN ASSETS OF ANY OF THE FOREGOING, OR ANY OTHER PLAN THAT IS SUBJECT TO A LOCAL, STATE OR OTHER LAW THAT IS SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE (“SIMILAR LAW”) OR (B)(1) THE ACQUISITION AND HOLDING OF THIS NOTE (OR INTEREST HEREIN) WILL NOT GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE OR A VIOLATION OF SIMILAR LAW AND (2) AT THE TIME OF ACQUISITION, THIS NOTE IS RATED AT LEAST “BBB-” OR ITS EQUIVALENT BY A NATIONALLY RECOGNIZED STATISTICAL RATING AGENCY AND THIS NOTE HAS NOT BEEN CHARACTERIZED AS OTHER THAN INDEBTEDNESS UNDER APPLICABLE LOCAL LAW.

Section 2.06          Maximum Delinquency Percentage. The Maximum Delinquency Percentage for the Class A(2026-2) Notes is 9.00%.

[END OF ARTICLE II]

ARTICLE III
ALLOCATIONS, DEPOSITS AND PAYMENTS

Section 3.01           Targeted Deposits into the Class A(2026-2) Interest Funding Sub-Account.

(a)           The amount targeted to be deposited into the Class A(2026-2) Interest Funding Sub-Account pursuant to Sections 3.02(b) and 3.03 of the Indenture Supplement shall be the sum of the following:

(i)          On the Transfer Date related to each Interest Payment Date, the amount of interest targeted to be deposited in the Class A(2026-2) Interest Funding Sub-Account shall be an amount equal to one-twelfth of the product of (i) the Note Interest Rate, and (ii) (A) the Outstanding Dollar Principal Amount of the Class A(2026-2) Notes determined as of the close of business on the Interest Payment Date preceding the related Transfer Date for the Class A(2026-2) Notes plus (B) any interest due but unpaid on any prior Interest Payment Date; provided, however, that for the first Interest Payment Date, the amount of interest due with respect to the Class A(2026-2) Notes shall be $4,299,167. Interest on the Class A(2026-2) Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Notwithstanding Section 3.03(d) of the Indenture Supplement, the interest targeted to be deposited in the Class A(2026-2) Interest Funding Sub-Account shall not include interest accrued on any overdue interest.

Section 3.02          [Reserved.]

Section 3.03          Withdrawals from Class A(2026-2) Interest Funding Sub-Account. On each Interest Payment Date, the interest due on the Class A(2026-2) Notes, calculated pursuant to Section 3.01(a)(i) of this Terms Document, will be withdrawn from the Class A(2026-2) Interest Funding Sub-Account and remitted to the Paying Agent for distribution pursuant to Section 3.05 of this Terms Document.

Section 3.04           Withdrawals from Class A(2026-2) Principal Funding Sub-Account. On each Principal Payment Date, an amount up to the Nominal Liquidation Amount of the Class A(2026-2) Notes will be withdrawn from the Class A(2026-2) Principal Funding Sub-Account and remitted to the Paying Agent for distribution pursuant to Section 3.05 of this Terms Document.

Section 3.05          Payments of Interest and Principal.

(a)           Any installment of interest or principal payable on any Class A(2026-2) Note which is punctually paid or duly provided for by the Issuer and the Indenture Trustee on the applicable Interest Payment Date or Principal Payment Date shall be paid by the Paying Agent to the Person in whose name such Class A(2026-2) Note (or one or more Predecessor Notes) is registered on the Record Date, by wire transfer of immediately available funds to such Person’s account as has been designated by written instructions received by the Paying Agent from such Person not later than the close of business on the third Business Day preceding the date of payment or, if no such account has been so designated, by check mailed first-class, postage prepaid to such Person’s address as it appears on the Note Register on such Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of Cede & Co., payment shall be made by wire transfer in immediately available funds to the account designated by such nominee.

(b)          The right of the Class A(2026-2) Noteholders to receive payments from the Issuer will terminate on the first Business Day following the Class A(2026-2) Termination Date.

[END OF ARTICLE III]

ARTICLE IV
MISCELLANEOUS PROVISIONS

Section 4.01           Limitation of Liability.

(a)           It is expressly understood and agreed by the parties hereto that (a) this document is executed and delivered by Citibank, N.A., not individually or personally, but solely as Trustee of the Issuer, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Citibank, N.A. but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Citibank, N.A., individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Citibank, N.A. has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer or any other party in this Agreement, and (e) under no circumstances shall Citibank, N.A. be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this document or any other related documents.

(b)           The Indenture Trustee shall be entitled to the same protections and indemnities under this Terms Document that it is entitled to under the Indenture.

[END OF ARTICLE IV]

IN WITNESS WHEREOF, the parties hereto have caused this Terms Document to be duly executed, all as of the day and year first above written.

SYNCHRONY CARD ISSUANCE TRUST

By:	CITIBANK, N.A., not in its individual capacity but solely as Trustee on behalf of the Issuer

By:	/s/ Azeneth Olvera-Bravo
	Name:	Azeneth Olvera-Bravo
	Title:	Senior Trust Officer

THE BANK OF NEW YORK MELLON, as Indenture Trustee

By:	/s/ Michael J. Pica
	Name:	Michael J. Pica
	Title:	Agent

Synchrony Card Issuance Trust

SynchronySeries Class A(2026-2) Terms Document